UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2018 (May 17th, 2018)

Xinda International Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-200344	37-1758469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23-07, Tower A, Vertical Business Suite, Avenue 3 Bangsar South, No. 8, Jalan Kerinchi Kuala Lumpur, Malaysia	59200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +(603) 2720 1788

  _____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On May 17, 2018, the Company entered into a Purchase and Sale Agreement with Millrock Alaska LLC, an Alaska corporation (“Millrock”), pursuant to which the Company will acquire a 100% interest (subject to a royalty provision) in federal mining rights in the Lordsburg lithium project (the “Assets”). In consideration for acquisition of the Assets the Company has agreed to pay Millrock cash consideration of $50,000 as well as 19.9% of the Company’s issued and outstanding stock. The Company will execute and deliver to Millrock at closing a Royalty Deed pursuant to which the Company will pay Millrock a royalty of 3% of gross final sales (as defined in the Royalty Deed). The Company also will enter into and deliver to Millrock a Milestone Payment Agreement the parties have agreed to future share payments in the event that the Company makes exploration expenditures of US$5.0 million dollars on the claims or in a surrounding Area of Interest. Under this milestone the Company will issue to Millrock that number of Company shares of Common Stock that will result in Millrock owning 19.9% of the issued and outstanding shares of Company at that time. Further on March 31st of each calendar year, the Company will pay to Franklin Bain a finder’s fee equal to 2.5% of Exploration Expenditures incurred in the prior calendar year or $25,000, whichever is more. The requirement to pay the annual third milestone payment will end after $250,000 has been paid to Franklin Bain. The Purchase and Sale Agreement, the Royalty Deed and the Milestone Payment Agreement are attached hereto as exhibits and incorporated herein by reference.

Effective May 24, 2018 the Company completed delivery of the stock to Millrock by the delivery from Newfield Global Holdings Limited a total of 1,100,000 shares to Millrock. In addition, Newfield Global Holdings transferred 950,000 shares each to LWH Advisory Limited and LWH Consulting Sdn Bhd as part of the transaction.

Subsequent to the acquisition, the Company intends to complete a 14 to 1 forward stock dividend of its stock.

The Lordsburg lithium brine project is located in southern New Mexico, USA. The objective of the exploration project is to discover large volumes of brine from which lithium can be economically extracted. Lithium is becoming a highly-sought metal used in efficient batteries and a variety of electronic items. A large, domestic source of lithium is desirable. In-situ brine mining projects (in which lithium brine is simply pumped to surface and the lithium extracted) offer low operating and capital costs compared to traditional mining. New recovery technologies are being developed. The Company intends to pursue these cutting-edge technologies while it explores for lithium brine deposits.

The Lordsburg Project displays all the desired attributes for deposition of large-volume lithium brines. The project consists of 54 federal mining claims covering 1080 acres surrounded by a large Area of Interest (“AOI”). The AOI, which measures in excess of 2,200 square miles covers a large, closed, sedimentary basin that is of adequate catchment area for the accumulation and recharge of lithium-bearing brines. The basin is surrounded by young, lithium-bearing volcanic rocks from which lithium may have been leached over time, and redeposited as brine within the basin. The claims are situated over a central playa or salar, and cover the deepest portions of the sedimentary basin, where brine would be most likely to accumulate. As evidenced by local, active hot springs, there is a high regional heat flow to drive fluid movement, and structures, interpreted from geophysical surveys offer fluid pathways. The structures potentially form aquatards that result in brine pool traps. The arid climate of southern New Mexico allows for brine formation, and geological age relationships demonstrate that sufficient accumulation time was available in this long-lived basin to develop sustainable brines.

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While the Lordsburg Project displays all the desired attributes for deposition of large-volume lithium brines, but no exploration has ever been done for the commodity at this location. The exploration steps the Company intends to follow are:

1.	Acquire Satellite Imagery + preform linear analysis for structures
2.	Surface rock mapping and sampling
3.	Water well sampling
4.	Permitting for Geophysical Surveys and Well Drilling
5.	Detailed Ground Gravity Geophysical Survey
6.	Controlled Source Audio-frequency Magnetotellurics Geophysical Survey
7.	Data Integration and Basin Modeling
8.	Well Drilling

The Company intends to raise capital immediately for the first seven exploration steps, and upon completion, do a secondary financing for drilling.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to Item 1.01 with respect to completion of the transaction described in the Stock Purchase Agreement effective May 24, 2018.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 17, 2018, Dr. Amit Tripathi was elected and Eng Wah Kung resigned as a director and an officer. In connection with the resignation of Mr. Kung, Dr. Tripathi was appointed as our Chief Executive Officer and Director.

Mr. Kung’s resignation was not the result of any disagreements with the operations, policies or practices of our company.

Dr. Amit Tripathi, age 50, President, Chief Executive Officer, Secretary and Director

Dr. Tripathi is an exploration manger with technical specialization in structural geology, working with both private and public companies in the past. His professional experience covers successful exploration of gold, copper, diamond, iron ore, tantalite, and uranium. Dr. Tripathi has managed successful exploration projects from reconnaissance to resource evaluation stages in a variety of different occurrences including porphyry and lode gold; kimberlite and alluvial diamonds; enriched BIF, ironstones and lateritic iron ore; alluvial tantalite; sandstone hosted Uranium.

From July 2011 Dr. Tripathi was a consultant to Geoexploration LLC, guiding that Company’s West African Iron ore exploration project and several other client projects in Turkey, Mongolia, Guyana, Nicaragua, DR Congo and Madagascar. Previously from March 2010 until October 2011, Dr. Tripathi was Vice President of Exploration for Sunward Resources Ltd., managing the exploration including target identification and resource drilling for gold and copper deposits. From September 2007 to Februrary 2009 he was Exploration Manager for Goviex High Power Exploration (later group companies Goviex Uranium and Goviex Gold) exploring Uranium in Niger and gold in Australia. From 1999 until September 2007, Dr. Tripathi was project manager and project geologist for National Mineral Development Corporation Ltd in Tanzania. Previously Dr. Tripathi was a research associate for the Counsel for Scientific and Industrial Research, a research fellow for the Department of Atomic Energy and a junior research fellow for the Counsel for Scientific and Industrial Research in India. Dr. Tripathi received a Ph.D. of Structural Geology in 1996 and M.Sc of Geology in 1990 from the Banaras Hindu University in India.

No family relationships exist between Dr. Tripathi and any of our other directors or executive officers.

There are no arrangements between Dr. Tripathi and any other person pursuant to which Dr. Tripathi was nominated as a director, nor are there any transactions to which our company is or was a participant and in which Dr. Tripathi has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

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Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed herewith:

No.	Description
10.1	Purchase and Sale Agreement between the Company and Millrock Alaska LLC dated as of May 17, 2018.
10.2	Form of Royalty Deed
10.3	Form of Milestone Payment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XINDA INTERNATIONAL CORP.

/s/ Amit Tripathi
AMIT TRIPATHI
Chief Executive Officer

Date: June 14, 2018

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